Exhibit 10.46

MERCURY INTERACTIVE CORPORATION

as Issuer

AND

U.S. BANK NATIONAL ASSOCIATION

as Trustee

First Supplemental Indenture

Dated as of October 26, 2005

Zero Coupon Senior Convertible Notes due 2008

FIRST SUPPLEMENTAL INDENTURE, dated as of October 26, 2005 (the “First Supplemental Indenture”) between MERCURY INTERACTIVE CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware, as Issuer (herein called the “Company”), having its principal office at 379 North Whisman Road, Mountain View, California 94043, and U.S. BANK NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States, as Trustee (herein called the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS the Company and the Trustee have heretofore executed and delivered an Indenture dated as of April 29, 2003 (the “Indenture”) providing for the issuance from time to time of its Zero Coupon Senior Convertible Notes due 2008 (each a “Security” and collectively, the “Securities”).

WHEREAS Section 9.02 of the Indenture provides that, with the consent of the Holders of not less than a majority in Principal Amount of Outstanding Securities, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental to the Indenture for purposes of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture of modifying in any manner the rights of the Holders under the Indenture, subject to certain exceptions.

WHEREAS the Company has obtained the written consent of the Holders of not less than a majority in Principal Amount of the Outstanding Securities to the amendments to the Indenture as set forth in this First Supplemental Indenture.

WHEREAS all things necessary to make this First Supplemental Indenture a valid agreement of the Company, and a valid supplement to the Indenture, have been done.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE

WITNESSETH:

For and in consideration of the premises, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders of the Securities, as follows:

SECTION 1. Capitalized Terms. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.

SECTION 2. Partial Waiver. Any past Default or Event of Default arising from the Company’s failure to comply with Section 7.04 of the Indenture is hereby waived in accordance with Sections 5.02(b)(ii) and 5.13 of the Indenture and further the Company’s obligation to comply with Section 7.04 is waived through March 31, 2006 (the “Waiver Expiration Date”); provided that if the

Company does not satisfy the requirements of Section 7.04 on or prior to the Waiver Expiration Date, an Event of Default may be declared by the Trustee or the Holders of not less than 25% in aggregate Principal Amount of the Outstanding Securities by a notice in writing to the Company (and to the Trustee if given by the Holders).

SECTION 3. Put Right. The following Article 14 is hereby added to the Indenture:

ARTICLE 14

PUT RIGHT

Section 14.01. Repurchase of Securities by the Company at Option of the Holder.

(a) The Securities, or any portion thereof that is a multiple of $1,000 principal amount, shall be repurchased by the Company pursuant to the terms of the Securities at the option of the Holder on November 30, 2006 (the “Repurchase Date”), at a repurchase price equal to 107.25% of the principal amount thereof, together with accrued and unpaid interest thereon, to but excluding the applicable Repurchase Date (the “Repurchase Price”).

(b) On or before the twentieth (20th) Business Day prior to the Repurchase Date, the Company or at its written request (which must be received by the Trustee at least five (5) Business Days prior to the date the Trustee is requested to give notice as described below, unless the Trustee shall agree in writing to a shorter period), the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed to all Holders of record on such date, a notice of the Repurchase Date (the “Company Repurchase Notice”) and of the repurchase right at the option of the Holders arising as a result thereof in the manner provided in Section 1.06; provided that if the Company shall give such notice, it shall also give written notice of the Repurchase Date to the Trustee. Such notice shall be mailed by first class mail. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given as of the date so mailed, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Security shall not affect the validity of the procedures for the repurchase of the Securities. Concurrently with the mailing of any Company Repurchase Notice, the Company shall issue a press release announcing such Repurchase Date referred to in the Company Repurchase Notice, the form and content of which shall be determined by the Company in its sole discretion. The failure to issue any such press release or any defect therein shall not affect the validity of the Company Repurchase Notice or any procedures for the repurchase of any Security which any Holder may elect to have the Company repurchase as provided in this Section 14.01.

Each Company Repurchase Notice shall specify:

(i) the Repurchase Date;

(ii) the Repurchase Price;

(iii) the amount of accrued and unpaid interest on each Security to the Repurchase Date;

(iv) the CUSIP number or numbers of the Securities (if then generally in use);

(v) that the Holder must exercise the repurchase right on or prior to the close of business (New York City time) on the Repurchase Date;

(vi) a description of the procedure which a Holder must follow to exercise such repurchase rights;

(vii) the place or places where the Holder is to surrender such Holder’s Securities;

(viii) that the Holder shall have the right to withdraw any Securities surrendered prior to the close of business (New York City time) on the Repurchase Date; and

(ix) a description of the procedure which a Holder must follow to withdraw any surrendered Securities.

(c) Repurchases pursuant to this Section 14.01 shall be made at the option of the Holder upon:

(i) delivery to the Trustee (or other Paying Agent appointed by the Company) by a Holder of a duly completed notice (the “Repurchase Notice”) in the form attached hereto as Exhibit A during the period beginning at any time from the opening of business (New York City time) on the date that is 20 Business Days prior to the corresponding Repurchase Date until the close of business (New York City time) on the Repurchase Date; and

(ii) delivery or book-entry transfer of the Security or Securities to the Trustee (or other Paying Agent appointed by the Company) at any time after delivery of the Repurchase Notice until the close of business (New York City time) on the Repurchase Date (together with all necessary endorsements) at the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company) as provided in Section 10.02, such delivery being a condition to receipt by the Holder of the Repurchase Price therefor; provided that such Repurchase Price shall be so paid pursuant to this Section 14.01 only if the Securities so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Repurchase Notice.

Notwithstanding anything herein to the contrary, any Holder delivering to the Trustee (or other Paying Agent appointed by the Company) the Repurchase Notice contemplated by this Section 14.01 shall have the right to withdraw such Repurchase Notice at any time prior to the close of business on the Repurchase Date in accordance with Section 14.02 hereof.

The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

Section 14.02. Payment of Securities Upon Receipt of a Repurchase Notice; Withdrawal Thereof.

(a) Upon receipt by the Trustee (or other Paying Agent appointed by the Company) of the Repurchase Notice specified in Section 14.01 hereof, a Holder of Securities in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is validly withdrawn) thereafter be entitled to receive solely the Repurchase Price with respect to such Security. Such Repurchase Price shall be paid to such Holder, subject to receipt of funds and/or Securities by the Trustee (or other Paying Agent appointed by the Company) promptly following such Repurchase Date (provided the Holder has satisfied the conditions in Section 14.01 hereof). Securities in respect of which a Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article 13 on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn.

(b) A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company) at any time prior to the close of business (New York City time) on the Repurchase Date specifying:

(i) the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the Security in respect of which such notice of withdrawal is being submitted is represented by a Global Security,

(ii) the principal amount of the Security with respect to which such notice of withdrawal is being submitted, and

(iii) the principal amount, if any, of such Security which remains subject to the original Repurchase Notice and which has been or will be delivered for repurchase by the Company.

The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

Section 14.03. Deposit of Repurchase Price. Promptly following the Repurchase Date, the Company shall deposit with the Trustee (or other Paying Agent appointed by the Company), or if the Company or a Subsidiary or an Affiliate of any of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 10.03, an amount of cash (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Repurchase Price of all the Securities or portions thereof which are to be repurchased on the Repurchase Date.

If the Paying Agent holds, in accordance with the terms hereof, cash sufficient to pay the Repurchase Price of any Securities for which a Repurchase Notice has been tendered and not withdrawn pursuant to Section 14.02, then such Securities will cease to be outstanding, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Repurchase Price upon delivery of such Securities).

Section 14.04. Securities Repurchased in Part. Any Security which is to be repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Security so surrendered which is not purchased.

Section 14.05. Covenant To Comply With Securities Laws Upon Repurchase Of Securities. In connection with the repurchase Securities under Section 14.01 hereof (provided that such offer or repurchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions under applicable law, the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Section 14.01 to be exercised in the time and in the manner specified in Section 14.01.

To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Article 14, the Company’s compliance with such laws and regulations including the extension of the payment or notice periods contemplated by this Article, shall not in and of itself cause a breach of their obligations under this Article 14.

Section 14.06. Repayment to the Company. The Trustee (or other Paying Agent appointed by the Company) shall return to the Company any cash that remains unclaimed, together with interest, if any, thereon, held by them for the payment of the Repurchase Price; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 14.03 exceeds the aggregate Repurchase Price of the Securities or portions thereof which the Company is obligated to purchase as of the Repurchase Date then on the Business Day following Repurchase Date the Trustee or the Paying Agent, as the case may be, shall return any such excess to the Company.

SECTION 4. Recitals. The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture except that the Trustee represents that it is duly authorized to execute and deliver this First Supplemental Indenture and perform its obligations hereunder.

SECTION 5. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this First Supplemental Indenture, the latter provision shall control. If any provision of this First Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this First Supplemental Indenture as so modified or to be excluded, as the case may be.

SECTION 6. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 7. Successors and Assigns. All covenants and agreements in this First Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 8. Separability Clause. In case any provision in this First Supplemental Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 9. Benefits of First Supplemental Indenture. Nothing in this First Supplemental Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their respective successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

SECTION 10. Governing Law. This First Supplemental Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 11. Execution in Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

MERCURY INTERACTIVE CORPORATION

By	/s/ Anthony Zingale
Name:	Anthony Zingale
Title:	President and Chief Operating Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By	/s/ Raymond S. Haverstock
Name:	Raymond S. Haverstock
Title:	Vice President

EXHIBIT A

Form of Repurchase Notice

                    ,

U.S. Bank National Association

180 East Fifth Street

St. Paul, MN 55101

Attention: Corporate Trust Department

Fax: (651) 244-0711

Re:	Mercury Interactive Corporation (the “Company”) Zero Coupon Senior Convertible Notes due 2008

This is a Repurchase Notice as defined in Section 14.02 of the Indenture dated as of April 29, 2003, as amended by the First Supplemental Indenture dated as of October 26, 2005 (together, the “Indenture”), between the Company and U.S. Bank National Association, as Trustee. Terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

Social Security / Taxpayer ID No.:	____________________________________

Certificate No(s). of Securities:	____________________________________

I intend to deliver the following aggregate Principal Amount of Securities for repurchase by the Company pursuant to Section 14.02 of the Indenture (in multiples of $1,000):

$

I hereby agree that the Securities will be repurchased as of the Repurchase Date pursuant to the terms and conditions thereof and of the Indenture.

SIGNED: